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                                                                     Exhibit 4.1


                                                                  EXECUTION COPY



                            CENTURY ALUMINUM COMPANY

                                  $325,000,000
              11 3/4% SENIOR SECURED FIRST MORTGAGE NOTES DUE 2008



                               PURCHASE AGREEMENT



March 28, 2001
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                                                            March 28, 2001


Credit Suisse First Boston Corporation
Fleet Securities, Inc.
c/o   Credit Suisse First Boston Corporation
      Eleven Madison Avenue
      New York, New York 10010-3629

Dear Sirs and Mesdames:

         Century Aluminum Company, a Delaware corporation (the "COMPANY"), proposes to issue and sell to Credit Suisse First Boston Corporation ("CSFBC") and Fleet Securities, Inc. (the "INITIAL PURCHASERS") $325,000,000 principal amount of its 11 3/4% Senior Secured First Mortgage Notes due 2008 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture (the "INDENTURE") among the Company, the Guarantors referred to below and Wilmington Trust Company, as Trustee (the "TRUSTEE").

         The Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest, by each of the guarantors listed on the signature pages hereof (the "OWNED GUARANTORS") and Metalsco Ltd., Skyliner, Inc. and NSA, Ltd. (the "ACQUIRED GUARANTORS" and, together with the Owned Guarantors, the "GUARANTORS"). The Securities will be secured by perfected liens on (i) a cash collateral account and all amounts and investments held therein and (ii) certain of the property, plant and equipment held by certain of the Guarantors pursuant to the documents listed on Schedule III hereto (the "SECURITY DOCUMENTS").

         The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S"). The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as defined in Section 4) among the Company, the Guarantors and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

         In connection with the sale of the Securities, the Company has prepared a preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and will prepare a final offering circular (the "FINAL OFFERING CIRCULAR" and, with the Preliminary Offering Circular, each an "OFFERING CIRCULAR") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Offering Circular" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to an Offering Circular shall include all documents deemed to be incorporated by reference in the Preliminary Offering Circular or Final
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Offering Circular that are filed subsequent to the date of such Offering
Circular with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") until all of the Securities have been sold.

         It is understood and agreed that on or prior to the Closing Date, the Company will consummate the following transactions (collectively, the "TRANSACTIONS"), all as more fully described in the Offering Circulars:

                  (i) (A) pursuant to a stock purchase agreement dated as of August 31, 2000 (the "ACQUISITION AGREEMENT") between the Company and Southwire Company, the Company will acquire all of the outstanding common stock of Metalsco, Ltd. and certain other assets and rights related to the NSA aluminum reduction plant located in Hawesville, Kentucky, owned by NSA, Ltd. ("NSA") (collectively, the "ACQUISITION") and (B) pursuant to an asset purchase agreement between Glencore Acquisition I LLC, a subsidiary of Glencore AG (the "GLENCORE BUYER") and NSA (the "GLENCORE DISPOSITION AGREEMENT and, together with the Acquisition Agreement, the "ACQUISITION AGREEMENTS"), the Company will, immediately following the closing under the Acquisition Agreement, cause NSA to convey all right, title and interest to potline no. 5 at the Hawesville facility and a 20% undivided interest in all remaining property owned by NSA (other than potlines no. 1, 2, 3 and 4) and the Company will convey a 20% interest in Century Aluminum of Kentucky, LLC, the operator of the Hawesville facility (the "OPERATOR"), in each case to Glencore or one of its subsidiaries (the "GLENCORE DISPOSITION");

                  (ii) the Company will repay any amounts outstanding, and terminate the commitments, under its credit agreement dated as of March 31, 1999 between the Company, the lenders party thereto and BankBoston, N.A. and CIT Group/Business Credit, Inc. as agents (together with any related guaranties, security agreements and other instruments and agreements, the "EXISTING CREDIT FACILITY"),

                  (iii) the Company will enter into a revolving loan facility (together with any related guaranties, security agreements and other instruments and agreements, the "NEW CREDIT FACILITY") on substantially the terms described in the Offering Circulars, and borrow approximately $4.7 million of revolving loans thereunder,

                  (iv) pursuant to a convertible preferred stock purchase agreement (the "PREFERRED STOCK PURCHASE AGREEMENT") between the Company and Glencore AG, the Company will issue in the aggregate $25,000,000 of its 8% Cumulative Convertible Preferred Stock (the "PREFERRED STOCK"), par value $50.00 per share, to Glencore AG without registering the Preferred Stock under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation S under the Securities Act, and

                  (v) the Company will issue and sell the Securities pursuant to this Agreement and the Indenture, and the Company and the Guarantors will create the security interests provided for in the Security Documents.


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         This Agreement (including the Assumption Agreement, in the form of
Exhibit D hereto, under which the Acquired Guarantors will become a party hereto), the Indenture, the Registration Rights Agreement, the New Credit Facility, the Acquisition Agreements, the Security Documents, the Preferred Stock Purchase Agreement, the Owners Agreement between NSA, the Glencore Buyer and the Operator (the "HAWESVILLE OWNERS AGREEMENT") and the Related Agreements (as defined in the Acquisition Agreement) are collectively referred to as the "TRANSACTION DOCUMENTS". References herein to the Company's charter or certificate of incorporation shall refer to the charter as amended by the certificate of designation (the "CERTIFICATE OF DESIGNATION") with respect to the Preferred Stock.

         1. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, you that:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Offering Circular complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Offering Circular, as of the date thereof, did not contain and the Final Offering Circular, in the form used by the Initial Purchasers to confirm sales as of the date hereof and on the Closing Date (as defined in Section 5), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Offering Circular based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (c) Each person that will be a subsidiary of the Company as of the Closing Date (each, a "SUBSIDIARY") has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the corporate or other power and authority to own its property and to conduct its business as described in each Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of


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         the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except
         (i) for liens under the Existing Credit Facility, which will be released on the Closing Date, (ii) for encumbrances on the Company's ability to dispose of the stock of Berkeley Aluminum, Inc. and NSA, Ltd. pursuant to (x) the Amended and Restated Owners' Agreement dated as of January 26, 1996 between Alumax of South Carolina, Inc. and Berkeley Aluminum, Inc., as amended heretofore (the "MT. HOLLY OWNERS AGREEMENT"), governing the use and ownership of the Mt. Holly facility and (y) the Hawesville Owners Agreement, in each case as disclosed in the Offering Circulars, (iii) that the capital stock of each Acquired Guarantor is owned by Southwire Company prior to the Closing Date and
         (iv) as otherwise disclosed in each Offering Circular.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company and each Owned Guarantor, and as of the Closing Date, the Assumption Agreement will have been duly authorized, executed and delivered by each Acquired Guarantor.

                  (e) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement (regardless of whether considered in an action at law or in equity).

                  (f) Each Owned Guarantor has duly authorized its Guarantee of the Securities and, as of the Closing Date, each Acquired Guarantor will have duly authorized its Guarantee of the Securities and, when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, such Guarantee will be a valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in an action at law or in equity).

                  (g) The Preferred Stock has been duly authorized and, when issued and delivered in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

                  (h) Each of the Transaction Documents (other than this Agreement and the Assumption Agreement) has been duly authorized by the Company and each of its subsidiaries party thereto (other than the Acquired Guarantors) and, as of the Closing Date, each of such documents


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         will have been duly authorized by each Acquired Guarantor, and when executed and delivered by the Company or such subsidiaries, will be a valid and binding obligation of each such person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in an action at law or in equity) and to the extent that rights to indemnity may be limited by federal or state securities laws or the public policy underlying such laws.

                  (i) The execution and delivery by the Company and each of its subsidiaries of, and the performance by the Company and each of its subsidiaries of its obligations under, the Transaction Documents to which it is or will be a party and the consummation of the Transactions will not contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (C) any agreement or other instrument binding upon the Company or any of its subsidiaries or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary except, in the case of (C) and (D), for contraventions that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or any of its subsidiaries of its obligations under the Transaction Documents or the consummation of the Transactions, except such as have been made and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities (including the Guarantees) and by Federal and state securities laws with respect to the obligations of the Company and the Guarantors under the Registration Rights Agreement.

                  (j) Neither the Company nor any of its subsidiaries (i) is in violation of its respective charter or by-laws or similar organizational documents or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of its subsidiaries or their respective properties may be bound, except where such default would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties except where such violation would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (k) (x)(i) Each of the contracts set forth on Schedule II-A (the "EXISTING MATERIAL CONTRACTS") has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and/or its subsidiaries party thereto; (ii) each of the contracts


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         (the "NEW MATERIAL CONTRACTS") set forth in Schedule II-B has been duly authorized by the Company and each of its subsidiaries party thereto (other than the Acquired Guarantors) and, as of the Closing Date, will have been duly authorized by each Acquired Guarantor and, when executed and delivered by the Company and/or its subsidiaries party thereto, will be a valid and binding obligation of the Company and such subsidiaries; and (iii) the Company and/or its subsidiaries party thereto have duly authorized the assumption of each of the contracts (the "ASSIGNED MATERIAL CONTRACTS" and, together with the Existing Material Contracts and the New Material Contracts, the "MATERIAL CONTRACTS") set forth in Schedule II-C and, when such assumption (and any related assignment) has been duly executed and delivered, each Assigned Material Contract will be a valid and binding obligation of the Company and such subsidiaries; (y) each of the Existing Material Contracts is in full force and effect as of the date hereof and, as of the Closing Date, each of the Material Contracts will be in full force and effect; and (z) neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of the other parties thereto, is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any of the Material Contracts, except for violations and defaults which individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Offering Circular (exclusive of any amendments or supplements hereto subsequent to the date of this Agreement).

                  (m) Except as described in each Offering Circular, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Offering Circular and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power (corporate or otherwise) or ability of the Company or any of its subsidiaries to perform its obligations under the Transaction Documents or to consummate the Transactions.

                  (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms


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         and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except in each case as described in each Offering Circular.

                  (o) Other than as described in the Offering Circulars, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which are not disclosed in the Offering Circulars and would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) Subsequent to the date as of which information is given in the Final Offering Circular (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Offering Circulars.

                  (q) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except (A) liens thereon created pursuant to the Security Documents or the New Credit Facility and (B) such other liens, encumbrances and defects that do not in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Circulars.

                  (r) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the


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         subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) No material labor dispute with the employees of the Company or any of its subsidiaries exists (except as described in the Offering Circulars), or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Offering Circulars.

                  (u) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self- regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Offering Circulars.

                  (v) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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                  (w) The financial statements of the Company included in the
         Offering Circulars present fairly in all material respects the consolidated financial position of the Company and its existing subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the financial statements of NSA, Ltd. included in the Offering Circulars present fairly in all material respects the financial position of NSA, Ltd. as of the dates shown and its results of operations for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the financial statements of Xstrata Aluminum Corporation incorporated by reference in the Offering Circulars present fairly in all material respects the financial position of Xstrata Aluminum Corporation as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Circulars provide a reasonable basis for presenting the material effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (x) Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Circular neither will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (y) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent (other than the Initial Purchasers, as to whom the Company makes no representation), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (z) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the


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         Company makes no representation) have complied and will comply with the offering restrictions requirement of Regulation S.

                  (aa) Assuming compliance by the Initial Purchasers with their representations and warranties set forth in Section 7, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities (including the Guarantees) under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (ab) The Securities (including the Guarantees) satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (ac) The Company and each Guarantor has complied with all provisions of Section 517.075, Florida Statutes (chapter 92-198, Law of Florida).

                  (ad) Each of the representations and warranties made in the New Credit Facility and the Acquisition Agreements by the Company and each of its subsidiaries party thereto is true and correct.

                  (ae) Immediately prior to and after the Closing Date, the present fair saleable value of the assets of each Guarantor will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Guarantor as they become absolutely due and matured. The Company and each Guarantor believes that the assets of each Guarantor, immediately prior to and after the Closing Date, will not constitute unreasonably small capital to permit it to carry out its business as conducted or as proposed to be conducted. No Guarantor intends to, and none believes that it will, incur debts beyond its ability to pay such debts as they mature.

                  (af) The Guarantors party hereto (including the Acquired Guarantors that will become a party hereto on the Closing Date pursuant to the Assumption Agreement) constitute all of the Domestic Restricted Subsidiaries (as defined in the Indenture) of the Company as of the Closing Date.

                  (ag) The Security Documents will create valid security interests or mortgage liens in the collateral purported to be covered thereby securing the Company's or relevant Guarantor's obligations under the Notes (or, in the case of any Guarantor, its Guarantee), which security interests or mortgage liens are and will remain perfected security interests or liens prior to all other Liens (subject to the exceptions contemplated by the Indenture and the Security Documents).

                  (ah) Each of the representations and warranties made by the Company and its subsidiaries in each Security Document to which it is a party is true and correct.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in
Schedule I hereto opposite its name at a purchase price of 95.572% of the principal amount thereof plus accrued interest, if any, to the Closing Date (the "PURCHASE PRICE").

            The Company hereby agrees that, without the prior written consent of CSFBC on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or any Guarantor or warrants to purchase debt of the Company or any Guarantor substantially similar to the Securities (other than the sale of the Securities under this Agreement).

         3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Offering Circular, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         4. Payment and Delivery. Payment for the Securities shall be made to the Company by wire transfer to the account specified by the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on April 2, 2001, or at such other time on the same or such other date, not later than April 9, 2001, as shall be designated in writing by you and the Company. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

         5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement, there shall not have occurred:

                           (i) a change in U.S. or international financial,
                  political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Initial Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market, or;

                           (ii) (A) any change, or any development or event
                  involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Initial Purchasers (including CSFBC), is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (B) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any general moratorium on commercial banking activities in New York declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers (including CSFBC), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities.

                  (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by two executive officers of the Company and two executive officers of each Guarantor, to the effect set forth in Sections 2(l) and 6(a)(ii)(B) (in the case of the Company only) and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantors have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

                  Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Initial Purchasers shall have received on the Closing Date (i) an opinion of Curtis Mallet-Prevost, Colt & Mosle LLP, outside counsel for the Company and the Guarantors, dated the Closing Date, substantially in the form set forth in Exhibit A-1 and (ii) an opinion of Cardwell and Conner, environmental counsel for the Company and the Guarantors substantially in the form set forth in Exhibit A-2:

                  (d) The Initial Purchasers shall have received on the Closing Date (i) an opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit B and (ii) opinions of Bowles Rice McDavid Graff & Love PLLC, special Kentucky and West Virginia counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibits C-1 and C-2, respectively.

                  (e) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from each of Deloitte & Touche LLP, independent public accountants of the Company, and Ernst & Young LLP, independent public accountants (with respect to NSA and Xstrata Aluminum Company), containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Offering Circular; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (f) (i) Each condition to the closing of the New Credit Facility shall have been satisfied (or, with the consent of the Initial Purchasers, waived in accordance with the terms of the New Credit Facility), (ii) at the Closing Date, no event of default or event that, with the giving of notice or lapse of time, or both, would constitute an event of default under the New Credit Facility shall have occurred and be continuing, and (iii) the closing under the New Credit Facility and the borrowing of approximately $4.7 million of loans thereunder in connection with the Transactions shall have been consummated, and the Initial Purchasers shall have received evidence reasonably satisfactory to them of such closing and borrowings.

                  (g) Any amounts outstanding under the Existing Credit Facility shall have been repaid in full and such credit facility (as well as guarantees thereof and any liens securing such facility) shall have been terminated concurrently with the closing hereunder, and the Initial Purchasers shall have received evidence reasonably satisfactory to them of such repayment and termination.

                  (h) The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware (and the same shall have become effective and in full force and effect) and shall have issued Preferred Stock for gross proceeds of at least $25.0 million, and the Initial Purchasers shall have received evidence reasonably satisfactory to them of such filing and issuance.

                  (i) (i) Each condition to the closing of the Acquisition and the Glencore Sale shall have been satisfied (or, with the consent of the Initial Purchasers, waived in accordance with the terms of the relevant Acquisition Agreement), and (ii) the closings under the Acquisition Agreements (including under the Glencore Disposition Agreement) shall have been consummated, and the Initial Purchasers shall have received evidence reasonably satisfactory to them of such closings.

                  (j) The Initial Purchasers shall have received counterparts of the Registration Rights Agreement duly executed by the Company and each Guarantor.

                  (k) The Notes shall have been designated eligible for trading on PORTAL.

                  (l) The Initial Purchasers shall have received copies of (i) the New Credit Facility and any related guarantees, security agreements and other instruments, (ii) the Acquisition Agreements and each of the Related Agreements and any related documents or other instruments,
         (iii) the Owners' Agreement, (iv) each of the New Material Contracts and Assigned Material Contracts and (v) the Indenture, in each case executed by each of the parties thereto.

                  (m) The Initial Purchasers shall have received fully executed original copies of each Security Document and evidence reasonably satisfactory to them of the effectiveness of the security contemplated thereby and the perfection of the security interests created thereby (including the filing of UCC- 1s and arrangements for the recordation of any mortgages or deeds of trust.

                  (n) The Initial Purchasers and the Collateral Agent shall have received, with respect to each property subject to a Mortgage (i) an ALTA extended coverage lender's policy of title insurance in an aggregate amount at least equal to $25.0 million, in the case of Ravenswood property and $35.0 million, in the case of the Hawesville facility, insuring the Mortgage of such property as a valid, enforceable first Lien on the applicable Guarantors interest in such property as defined in and subject to such Mortgage, subject only to permitted encumbrances (as defined in the Indenture), (ii) for each policy referred to in clause (i), legible copies of all documents affecting title, which shall show all recording information and (iii) a survey with respect to such property in form and substance satisfactory to the Initial Purchasers and Chicago Title Insurance Company (in the case of the Hawesville facility) and First American Title Insurance Company (in the case of the Ravenswood facility).

                  Attached to each such policy shall be any and all endorsements available in the state in which such property is located, including (1) a comprehensive endorsement (ALTA 9 or equivalent) covering restrictions and other matters, (2) a 3.1 form of zoning endorsement,
         (3) an endorsement ensuring that the Lien of the Mortgage with respect to which the policy is issued is valid against any applicable usury laws in the state in which the Property subject to such Mortgage is located, (4) an endorsement ensuring that such Property has access to a dedicated public street, (5) a contiguity endorsement, (6) a survey and "same as" endorsement, (7) an endorsement deleting the so-called "doing business" exclusion and (8) a subdivision endorsement.

                  (o) The Initial Purchasers shall have received evidence reasonably satisfactory to them that the Company and its subsidiaries are in compliance with the insurance covenants contained in Section 4.04 of the Indenture and the Security Documents.

                  (p) The Initial Purchasers shall have received an Assumption Agreement in the form of Exhibit D hereto duly executed by each of the Acquired Guarantors.

                  (q) The Initial Purchasers shall have received such other documents and certificates as are reasonably requested by the Initial Purchasers or their counsel.

         6. Covenants of the Company and the Guarantors. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company and each Guarantor covenants with each Initial Purchaser as follows:

                  (a) To furnish to you in New York City, without charge, as promptly as practicable on the next Business Day hereafter after the execution and delivery hereof and during the period mentioned in
         Section 7(c), as many copies of the Final Offering Circular, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing either Offering Circular, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances when the Final Offering Circular is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Offering Circular to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Offering Circular so that the statements in the Final Offering Circular as so amended or supplemented will not, in the light of the circumstances when the Final Offering Circular is delivered to a purchaser, be misleading or so that the Final Offering Circular, as amended or supplemented, will comply with applicable law. The Initial Purchasers agree to notify the Company of the completion of their sale of the Securities.

                  (d) To endeavor to qualify the Securities (including the Guarantees) for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the counsel and accountants for the Company and the Guarantors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Offering Circular and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any Blue Sky or legal investment Offering Circular in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment Offering Circular, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement that are reasonable and documented, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities (including the Guarantees), (ix) the costs and expenses of the Company and the Guarantors relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and the cost of any aircraft chartered with the prior approval of the Company in connection with the road show, (x) cost of creation and perfection of the security interests under the Security Documents (including costs of special Kentucky and West Virginia counsel) and all title insurance, recordation charges, filing fees and similar costs and expenses, and (xi) all other cost and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel (except as provided in clause (x) above), transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) will comply with the offering restrictions requirement of Regulation S.

                  (j) During the period of two years after the Closing Date, the Company will not, and will not permit any of its subsidiaries and will use its best efforts to cause its other affiliates (as defined in Rule 144 under the Securities Act) not to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

                  (k) Not to take any action in violation of Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

         7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Offering Circular under the caption "Transfer Restrictions".

         (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Offering Circular or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Offering Circular or any such other material, in all cases at its own expense;

                  (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                  (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 8(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                  (v) such Initial Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
         (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                  (vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                  (vii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                           "The Securities covered hereby have not been
                  registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 8(b) have the meanings given to them by Regulation S.

         8. Indemnity and Contribution. (a) The Company and each Guarantor will, jointly and severally, indemnify and hold harmless each Initial Purchaser, its partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Final Offering Circular, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 7(c) of this Agreement, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided that the foregoing indemnity agreement with respect to the Preliminary Offering Circular shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Circular (as then amended or supplemented) that was provided by the Company to the Initial Purchasers in the requisite quantity and on a timely basis in accordance with Section 7(a) hereof to the person asserting any losses, claims, damage, liabilities or actions caused by any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact, if such untrue statement or alleged untrue statement or omission or alleged omission was cured in the Final Offering Circular.

         (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect there) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Final Offering Circular, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of (i) the sentence on the front cover page of the Offering Circulars regarding the delivery of the Securities, (ii) the third paragraph under "Notice to Investors" on page i of the Offering Circulars, and (iii) the following information in the Final Offering Circular furnished on behalf of each Initial Purchaser under the caption "Plan of Distribution": the first sentence of the third paragraph, the third and fourth sentences of the eighth paragraph, the ninth paragraph and the fourth and fifth sentences of the tenth paragraph; provided, however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 7(c) of this Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Initial Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

         The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

         9. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Offering Circular or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred and documented by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

         10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  CENTURY ALUMINUM COMPANY


                                  By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                  CENTURY ALUMINUM OF WEST
                                  VIRGINIA, INC.


                                  By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                  BERKELEY ALUMINUM, INC.


                                  By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                  CENTURY KENTUCKY, INC.


                                  By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                  VIRGIN ISLANDS ALUMINA
                                  CORPORATION LLC


                                  By:
                                      --------------------------------------
                                      Name:
                                      Title:

Accepted as of the date hereof

CREDIT SUISSE FIRST BOSTON
        CORPORATION
FLEET SECURITIES, INC.

By: Credit Suisse First Boston Corporation



By:
    -------------------------------------
    Name:
    Title:

                                                                      SCHEDULE I

                                                        PRINCIPAL AMOUNT OF
                INITIAL PURCHASER                   SECURITIES TO BE PURCHASED
------------------------------------------------    --------------------------
Credit Suisse First Boston Corporation..........          $292,500,000
Fleet Securities, Inc. .........................          $ 32,500,000
                                                          ------------

            Total:..............................          $325,000,000
                                                          ============

                                                                     SCHEDULE II


                                  SCHEDULE II-A
                           EXISTING MATERIAL CONTRACTS

1. Molten Aluminum Purchase Agreement between Century Aluminum of West Virginia, Inc. and Pechiney Rolled Products, LLC, dated September 20, 1999

2. Aluminum Purchase Agreement between Berkeley Aluminum, Inc. and Glencore Ltd., dated April 7, 2000

3. Alumina Supply Agreement dated June 26, 1996 between Glencore AG and Berkeley Aluminum, Inc., as assignee of Glencore Primary Aluminum Company LLC

4. Alumina Supply Agreement between Alcoa Alumina & Chemicals, L.L.C., Alcoa of Australia, Ltd., and Century Aluminum of West Virginia, Inc. (f/k/a, Ravenswood Aluminum Corporation), dated July 24, 1995

5. Alumina Supply Agreement, dated as of January 1, 2001, between Glencore Ltd. and Berkeley Aluminum, Inc.

6. Alumina Supply Agreement, dated as of January 1, 2001, between Glencore AG and Century Aluminum of West Virginia, Inc.

7. Limited Term Firm Power Supply Agreement between Ravenswood Aluminum Corporation and Ohio Power Company, dated July 1, 1996; as amended by Amendment No. 1 dated January 13, 1997

8. South Carolina Public Service Authority Service Agreement for Large Power Electric Service between the South Carolina Public Service Authority and Alumax of South Carolina, Inc., dated July 1, 1997

9.       Mt. Holly Owners Agreement


                                  SCHEDULE II-B
                             NEW MATERIAL CONTRACTS

1. Aluminum Supply Agreement between Century Aluminum Company and Southwire Company, dated as of the Closing Date

                                  SCHEDULE II-C
                           ASSIGNED MATERIAL CONTRACTS

1. 1998 Settlement Agreement among Alcan Aluminum Corporation, Southwire Company, Big Rivers Electric Corporation, LG&E Energy Corp., Rural Utility Services, Henderson, Union Rural Electric Cooperative Corp., Green River Electric Corporation, and The Bank of New York, dated July 15, 1998, as assigned to Century or one of its subsidiaries pursuant to the assignment and assumption agreement dated as of the Closing Date

2. Alumina Purchase Agreement between Kaiser Aluminum, Chemical Corporation and Southwire Company, dated December 18, 1997 as amended heretofore by First Amendment and Second Amendment, as assigned to Century or one of its subsidiaries pursuant to the assignment and assumption agreement dated as of the Closing Date

3. Agreement for Electric Service between Green River Electric Corporation and Southwire Company, dated July 15, 1998, as amended by Amendment No. 1 dated July 15, 1998 and including all Third-Party Supplier Agreements as described in Schedule A thereto, as assigned to Century or one of its subsidiaries pursuant to the assignment and assumption agreement dated as of or prior to the Closing Date

                                                                    SCHEDULE III


                               SECURITY DOCUMENTS

1. Pledge and Security Agreement, dated as of the Closing Date, among the Company, the other Pledgors party thereto and Wilmington Trust Company, as collateral agent (the "COLLATERAL AGENT") relating to the pledge of cash collateral held in a cash collateral account.

2. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of the Closing Date from Century Aluminum of West Virginia, Inc. for the benefit of the Collateral Agent relating to the Ravenswood, WV facility.

3. Mortgage Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of the Closing Date from NSA, Ltd. for the benefit of the Collateral Agent relating to the Hawesville, KY facility.

                                   Schedule A

              1. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of April 2, 2001 from NSA, Ltd. as the mortgagor, to Wilmington Trust Company as the mortgagee, and Collateral Agent, relating to the property near Hawesville, Kentucky, to be filed for record in the Office of the Recorder in Hancock County, Kentucky.

                                   Schedule B

                              Financing Statements

              1. Financing Statement on form UCC-1 listing the Mortgagor as debtor and the Collateral Agent as secured party, relating to the Hawesville Kentucky Property to be filed in the Office of the Recorder in Hancock County, Kentucky.

              2. Financing Statement on form UCC-1 listing the Mortgagor as debtor and the Collateral Agent as secured party, relating to the Hawesville Kentucky Property to be filed in the Office of the Secretary of State of the State of Kentucky.

                                   Schedule A

              1. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of April 2, 2001 from Century Aluminum of West Virginia, Inc. as the grantor, to Wilmington Trust Company as the grantee, and Collateral Agent, relating to the property near Jackson County, West Virginia, to be filed for record in the office of the Clerk of County Commission of Jackson County, West Virginia.

                                   Schedule B

                              Financing Statements

              1. Financing Statement on form UCC-1 listing the Grantor as debtor and the Collateral Agent as secured party, relating to Jackson County West Virginia Property to be filed in the office of the Clerk of the County Commission of Jackson County, West Virginia.

              2. Financing Statement on form UCC-1 listing the Grantor as debtor and the Collateral Agent as secured party, relating to the Jackson County West Virginia Property to be filed in the Office of the Secretary of State of the State of West Virginia.

                                                                       EXHIBIT D



                              ASSUMPTION AGREEMENT



             Each of the undersigned, which has become a subsidiary of Century Aluminum Company (the "COMPANY") as of the date hereof, hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a "Guarantor" under the Purchase Agreement (the "PURCHASE AGREEMENT") dated March 28, 2001 among the Company, the Guarantors party thereto and Credit Suisse First Boston Corporation and Fleet Securities, Inc., as Initial Purchasers, including without limitation, the indemnity and contribution obligations under the Purchase Agreement. All references in the Purchase Agreement to the "Guarantors" shall hereafter refer to the Guarantors party thereto, as well as each of the undersigned and its respective successors.

            IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Assumption Agreement as of April 2, 2001.


                                           METALSCO, LTD.



                                           By:________________________________
                                              Name:
                                              Title:

                                           SKYLINER, INC.



                                           By:________________________________
                                              Name:
                                              Title:

                                           NSA, LTD.



                                           By:________________________________
                                              Name:
                                              Title:


                                      D-1